UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

FRESH PROMISE FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada	00-24723	88-0393257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3416 Shadybrook Drive

Midwest City, OK 73110

(Address of principal executive offices)

561-703-4659

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.01 Changes in Registrant’s Certifying Accountant.

Fresh Promise Foods, Inc. has retained Ben Borgers, CPA, to assist the Issuer in completion of its financial filings.

The Office of Inspector General (OIG) reviewed the internal controls of the Division of Corporation Finance (CF) and the Office of the Chief Accountant (OCA) that ensured the timely receipt and review of corporate reports of changes in independent accountants (change reports) on Form 8K.

The Securities Exchange Act of 1934 and Commission rules require public companies (registrants) to file change reports disclosing information about the ending of their relationship with their accountants. Registrants must file these reports within five business days of the end of the relationship. Also, the American Institute of Certified Public Accountants (AICPA) requires accountants to submit a letter to the registrant and the OCA within five business days to announce the end of the accountant/registrant relationship (notification letter).

The Division's Office of Chief Accountant (DCA) oversees change report reviews for CF. Accountants in CF's industry groups perform the reviews. The Division tracks change report receipt and review information with its Filing Activity Tracking System (FACTS).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH PROMISE FOODS, INC.

Date: May 1, 2018	By:	/s/ Joe E. Poe Jr.
	Name:	Joe E. Poe Jr.
	Title:	President